EXHIBIT 23B


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 30, 1996, which appears on page 14 of the 1996 Annual Report to Shareholders of Nobility Homes, Inc., which is incorporated by reference in Nobility Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 2, 1996.








   Price Waterhouse LLP
   Orlando, Florida
   January 22, 1998